UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT:  February 23, 2006

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its charter)

OHIO	31-0455440
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

600 ALBANY STREET, DAYTON OHIO	45408
(Address of principal executive offices)	(Zip Code)

(937) 443-1000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 2.02 Results of Operations

The information in this Item 2.02 (including the exhibit referenced below) is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On February 23, 2006, Standard Register issued a press release announcing preliminary pre-tax financial results for the fourth quarter and full year ended January 1, 2006.  Management and audit work related to income tax has not yet been completed, and the Company expects to issue a full earnings release shortly, after the tax work is completed.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 – News release dated February 23, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT

THE STANDARD REGISTER COMPANY

Date:  February 24, 2006

/s/ Kathryn A. Lamme

By:  Kathryn A. Lamme

Vice President, General Counsel &

Secretary

Standard Register

600 Albany St.  ·  Dayton, OH   45408

News media contact:

937.221.1000  ·  937.221.1486 (fax)

Julie McEwan · 937.221.1825

www.standardregister.com

julie.mcewan@standardregister.com

Investor contact:

Robert J. Cestelli  ·  937.221.1304

robert.cestelli@standardregister.com

For Release on February 23, 2006

Standard Register Announces Preliminary 2005 Financial Results

DAYTON, Ohio (February 23, 2006) – Standard Register (NYSE: SR) today announced preliminary financial results for the fourth quarter and total year ended January 1, 2006.

Management and audit work related to income taxes has not yet been completed.  The Company has elected to release its preliminary pre-tax results in order to provide useful information to investors in the expected timeframe.  The Company expects to make its full earnings release shortly.

Results of Continuing Operations

Revenue on Continuing Operations was $223.0 million in the quarter, compared to $236.2 million for the fourth quarter 2004.  The prior year reporting period included an extra accounting week, which added an approximation of $17.0 million to 2004’s fourth-quarter and total-year revenues.  On a normalized 13-week quarter basis, revenue was up 1.8 percent.  Total 2005 Revenue on Continuing Operations was $901.9 million, up 1.3 percent from the prior year; adjusting for the extra week, revenue increased by an estimated 3.3 percent.

Pre-tax income on Continuing Operations was $2.4 million for the fourth quarter, compared to $0.4 million in 2004.  For the total year, pre-tax income on Continuing Operations improved from a loss last year of $73.1 million to a profit of $8.9 million.  The improved 2005 operating profit is primarily attributed to the increase in revenue, lower costs, and significantly reduced restructuring and impairment expenses.

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The table isolates the effects of restructuring and impairment for the fourth quarter and total years 2005 and 2004.

[$ Millions]	Effect on Fourth Quarter Income			Effect on Total Year Income
	2005	2004	Chg	2005	2004	Chg
CONTINUING OPERATIONS
Operations Before Restructuring & Impairment	2.8	2.7	0.1	13.4	-8.5	21.9
Restructuring Expense	-0.2	-1.6	1.3	-2.3	-13.6	11.3
Impairment Expense	-0.1	-0.1	-0.1	-0.3	-48.5	48.2
Income / (Loss) on Operations	2.4	1.0	1.4	10.8	-70.6	81.5

Interest & Other Income / (Expense)	-0.1	-0.6	0.6	-1.9	-2.4	0.5
Pretax Income / (Loss)	2.4	0.4	2.0	8.9	-73.1	82.0

“We continued to make good operating progress in 2005,” said Dennis Rediker, president and chief executive officer of Standard Register.   “Setting aside restructuring and impairment charges, our 2005 pre-tax income on Continuing Operations increased $21.9 million over 2004 and was $36.0 million higher than in 2003.”

Cash Flow

The Company continued to generate cash and pay down debt.  “The Company netted positive cash flow of $15.9 million during 2005 – after funding all of our operating needs, $20.2 million in capital expenditures, $15.0 million in pension contributions, $5.2 million in restructuring costs, and $26.6 million in dividend payments,” said Rediker.  The balance sheet remains very strong with net debt (total debt less cash and short-term investments) ending the year at $21.4 million.  End-of-year net debt balances for 2004 and 2003 were $37.3 million and $48.1 million, respectively.

Outlook

“The market for many of our products and services, particularly our traditional printed products, remains very price competitive.  Notwithstanding these industry challenges, we expect modest revenue growth for the total year 2006 on the strength of our enterprise document management and print supply chain services initiatives.  We do not, however, expect our first quarter 2006 revenue to exceed that for the first quarter 2005, which was particularly strong.  We will also continue to focus on productivity improvements, asset management, and maintaining a strong balance sheet,” said Rediker.

Presentation of Information in This Press Release

This press release presents information that excludes restructuring, impairment, and income tax expenses.  These financial measures are considered non-GAAP.  Generally a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles.  Standard Register believes that this information will enhance an overall understanding of its financial performance due to the non-operational nature in the above items and the significant change from period to period.

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The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Conference Call

The conference call, originally scheduled for February 24, 2006, at 10:00 A.M. EST, will be rescheduled shortly.

About Standard Register

Standard Register is a premier document services provider, trusted by companies to manage the critical documents they need to thrive in today’s competitive climate.  Relying on nearly 100 years of industry expertise, Lean Six Sigma methodologies and leading technologies, we help organizations increase efficiency, reduce costs, mitigate risks, grow revenue and meet the challenges of a changing business landscape.  In addition to our marketing communication solutions, we offer document and label solutions, e-business solutions, consulting, and print supply chain services to help clients manage documents across their enterprise.  More information is available at www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2006 and beyond could differ materially from the Company’s current expectations.

Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended January 1, 2006.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.  The financial information presented in this news release represents preliminary financial results, but the audit has not yet been completed.  Under Section 404 of the Sarbanes-Oxley Act, integrated audit requirements will not be met until the Company has completed all of the steps necessary to file these financial statements with the SEC.

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